UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

KBS LEGACY PARTNERS APARTMENT REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54673	27-0668930
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Assignment and Assumption Agreement

On December 17, 2018, KBS Legacy Partners Apartment REIT, Inc. (the “Company”) entered into an Assignment and Assumption Agreement (the “Agreement”) with KBS-Legacy Apartment Community REIT Venture, LLC (the “Sub-Advisor”) pursuant to which the Company, on behalf of itself, KBS Legacy Partners Limited Partnership and all of their subsidiaries (together, the “Company Entities”) transferred certain remaining assets and liabilities (such assets and liabilities, the “Assigned Assets and Liabilities”) to the Sub-Advisor and the Sub-Advisor agreed to accept and perform all of the obligations, liabilities, covenants, duties and agreements of the Company Entities with respect to the Assigned Assets and Liabilities and to assume all liabilities with respect to the Assigned Assets and Liabilities. The Assigned Assets and Liabilities include liabilities for transfer agent fees, legal expenses, tax preparation fees and other miscellaneous expenses to wind down the Company. In connection with the Sub-Advisor’s acceptance and assumption of the Assigned Assets and Liabilities, the Company will transfer to the Sub-Advisor the total amount of approximately $0.2 million in cash or other immediately available funds to cover the estimated net liabilities that will be transferred to the Sub-Advisor.

ITEM 8.01 OTHER EVENTS

Final Liquidating Distribution Authorized

Pursuant to the Plan of Liquidation, on December 17, 2018, the Company’s board of directors authorized a final liquidating distribution in the amount of $0.26492767 per share of common stock to the Company’s stockholders of record as of the close of business on December 17, 2018 (the “Final Liquidating Distribution”). The Final Liquidating Distribution will be funded from the remaining net proceeds from the Company’s reserve fund established by the Company pursuant to the Plan of Liquidation. The Company expects to pay the Final Liquidating Distribution on or about December 20, 2018.

The Final Liquidating Distribution will be included in each stockholder’s Form 1099 for the year ending December 31, 2018 along with the second liquidating distribution of $4.16 per share of common stock paid to the Company’s stockholders of record as of the close of business on April 27, 2018. Stockholders are advised to consult their tax advisors regarding the tax consequences of these liquidating distributions in light of his or her particular investment or tax circumstances.

As previously disclosed, on April 18, 2018, the Company filed Articles of Dissolution with the State Department of Assessments and Taxation of Maryland (“SDAT”), which were effective upon their acceptance for record by the SDAT on April 18, 2018. Following the payment of the Final Liquidating Distribution, all shares of the Company’s outstanding common stock will be cancelled and no longer deemed to be outstanding and all rights of the holders thereof as stockholders will cease and terminate. In addition, the Company will file appropriate notification with the Securities and Exchange Commission to fully terminate its obligations under the U.S. securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

Date: December 20, 2018	By:	/S/ JEFFREY K. WALDVOGEL
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary
(principal financial officer)